As filed with the Securities and Exchange Commission on July 16, 2004

Registration No. 333-116819

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LG.Philips LCD Co., Ltd.

(Exact name of Registrant as Specified in Its Charter)

The Republic of Korea	3679	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

17th Floor, West Tower, LG Twin Towers

20 Yoido-dong, Youngdungpo-gu

Seoul, Republic of Korea 150-721

(011) 82-2-3777-0790

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

LG.Philips LCD America Inc.

150 East Brokaw Road

San Jose, California 95112

(408) 350-7723

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies To:

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ 333-116819

If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box.    ☐

Jinduk Han, Esq. Sung K. Kang, Esq. Cleary, Gottlieb, Steen & Hamilton Bank of China Tower 1 Garden Road, Central, Hong Kong, SAR People’s Republic of China	Jin Hyuk Park, Esq. Simpson Thacher & Bartlett LLP 7th Floor, Asia Pacific Finance Tower 3 Garden Road, Central, Hong Kong, SAR People’s Republic of China

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the registrant’s Registration Statement on Form F-1 (File No. 333-116819), declared effective on July 15, 2004 by the Securities and Exchange Commission (the “Original Registration Statement”), is being filed solely for the purpose of filing Exhibit No. 1.1 to the Original Registration Statement. No changes or additions are being made hereby to the prospectus which forms a part of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Reference is made to the underwriting agreement, the proposed form of which is filed as Exhibit 1.1, which contains certain provisions for the indemnification by the underwriters of the Registrant and the Registrant’s directors and officers who signed the registration statement against certain civil liabilities under the Securities Act.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

The following table sets forth the date of sale and title and amount of securities sold within the last three years that were not registered under the Securities Act of 1933. All such securities were issued outside the United States to individuals or entities who were not citizens or residents of the United States. Accordingly, the offering and issuance of such securities were not subject to the registration requirements of the Securities Act of 1933.

Date of Issuance	Securities	Aggregate Offering Price		Principal Underwriters or Purchasers	Purchase Discounts and Underwriters’ Commissions
		(in billions of Won and millions of US$)			(in billions of Won and millions of US$)
September 10, 2001	Term Notes	US$	140	Citicorp International, ABN AMRO	US$	4.8

July 30, 2001	Debentures	(Won)	200	Meritz Securities Co., Ltd., Korea Development Bank	(Won)	11.5

November 6, 2002	Debentures	(Won)	300	SK Securities Co., Ltd., Korea Development Bank	(Won)	16.9

Oct 2, 2003	Debentures	(Won)	250	SK Securities Co., Ltd., LG Investment & Securities Co., Ltd.	(Won)	5.3

November 4, 2003	Floating Rate Notes	US$	202	Korea Development Bank ABN AMRO Woori Bank	US$	3.2

November 4, 2003	Term Note	US$	63	China Construction Bank DBS Bank	US$	1.0

December 11, 2003	Term Note	US$	100	Mizuho Corporate Asia (H.K.) Limited	US$	1.6

May 13, 2004	Debentures	(Won)	300	SK Securities Co., Ltd., LG Investment & Securities Co., Ltd., Korea Investment & Securities Co., Ltd.	(Won)	6.7

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) The following documents are exhibits to the registration statement.

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement.

3.1†	Articles of Incorporation (English translation).

4.1†	Form of Common Stock Certificate (including English translation).

4.2*	Form of Deposit Agreement (including Form of American Depositary Receipt).

5.1†	Opinion of Kim & Chang.

10.1†	Shareholders’ Agreement between LG Electronics and Philips Electronics.

10.2†	Registration Rights Agreement between LG.Philips LCD and LG Electronics.

10.3†	Registration Rights Agreement between LG.Philips LCD and Philips Electronics.

21.1†	List of subsidiaries of the Registrant.

23.1†	Consent of Samil PricewaterhouseCoopers.

23.2†	Consent of Kim & Chang (included in Exhibit 5.1).

24.1†	Power of Attorney.

24.2†	Resolutions of the Registrant’s Board of Directors.

*	Incorporated by reference to the Registrant’s Registration Statement on Form F-6 (file number 333-117149).
†	Previously filed.

(b) Financial statement schedules are included in the notes to the consolidated financial statements included in the registration statement.

ITEM 9. UNDERTAKINGS.

The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seoul, The Republic of Korea, on July 16, 2004.

LG.PHILIPS LCD CO., LTD.

By	/s/ Ron H. Wirahadiraksa
Name: Ron H. Wirahadiraksa
Title: Joint Representative Director and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by the following persons in the capacities indicated below on July 16, 2004.

Signature	Title

/s/ Ron H. Wirahadiraksa* Ad Huijser	Chairman of the Board of Directors

/s/ Bon Joon Koo Bon Joon Koo	Joint Representative Director, Vice-Chairman and Chief Executive Officer

/s/ Ron H. Wirahadiraksa Ron H. Wirahadiraksa	Joint Representative Director, Senior Executive Vice-President and Chief Financial Officer (Principal Accounting Officer)

/s/ Ron H. Wirahadiraksa* Frans van Houten	Vice-Chairman of the Board of Directors

/s/ Ron H. Wirahadiraksa* Young Chan Kim	Director

/s/ Ron H. Wirahadiraksa* Woo Hyun Paik	Director

* Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF

LG.PHILIPS LCD CO., LTD.

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of LG.Philips LCD Co., Ltd., has signed this Registration Statement or amendment thereto in the City of San Jose, State of California, on the 16th day of July 2004.

LG.PHILIPS LCD AMERICA INC.

By	/s/ Hosung Kim
Name: Hosung Kim
Title: President

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement.

3.1†	Articles of Incorporation (English translation).

4.1†	Form of Common Stock Certificate (including English translation).

4.2*	Form of Deposit Agreement (including Form of American Depositary Receipt).

5.1†	Opinion of Kim & Chang.

10.1†	Shareholders’ Agreement between LG Electronics and Philips Electronics.

10.2†	Registration Rights Agreement between LG.Philips LCD and LG Electronics.

10.3†	Registration Rights Agreement between LG.Philips LCD and Philips Electronics.

21.1†	List of subsidiaries of the Registrant.

23.1†	Consent of Samil PricewaterhouseCoopers.

23.2†	Consent of Kim & Chang (included in Exhibit 5.1).

24.1†	Power of Attorney.

24.2†	Resolutions of the Registrant’s Board of Directors.

*	Incorporated by reference to the Registrant’s Registration Statement on Form F-6 (file number 333-117149).
†	Previously filed.